                                                   [weima(R) America, Inc. LOGO]

April 8, 2004, Page 1 of 11

                                  Exhibit 10.2

*    Confidential Treatment Requested as Indicated

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the"Mark"). This Exhibit has been filed separately with the
Secretary of the Commission without the Mark pursuant to the Company's
Application for Confidential Treatment under Rule 24b-2 under the Securities
Exchange Act of 1934.

                          [weima(R) America, Inc. LOGO]

                            SIZE REDUCTION EQUIPMENT

                            REPRESENTATIVE AGREEMENT

                    Agreement between Weima America Inc. and

                                 Aduromed Corp.

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

April 8, 2004, Page 2 of 11

                            REPRESENTATION AGREEMENT

THIS AGREEMENT, dated April 8, 2004 by and between Weima America Inc.
(hereinafter "Weima"), having its place of business at 3678 Centre Circle, Fort
Mill, South Carolina, and Aduromed Corp. (hereinafter "Representative"), having its place of business at 153 Greenwood Avenue Suite 11-13, Bethel, CT 06801. In
consideration of the mutual covenants and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.0  DEFINITIONS

     1.1  The term "Weima Products" as used in this Agreement, shall mean the products listed on Schedule A attached hereto, as amended from time to time by notice from Weima to the Representative.

     1.2  The term "Territory" as used in this Agreement shall mean the geographical areas and/or markets listed on Schedule B attached hereto.

     1.3  The term "Effective Date" as used in the Agreement shall mean April 8,
          2004.

     1.4  The "Net Invoice Amount" as used in this Agreement shall mean, with respect to any shipment to a customer of Weima, the face amount of the invoice issued with respect to such shipment received by Weima to the customer on account of shipments made by Weima to such customer less freight, allowances, discounts, rebates, credits, and sales, use, value-added and similar taxes or levies and customs duties and other such charges.

2.0  APPOINTMENT OF THE REPRESENTATIVE

     2.1  Weima hereby appoints the Representative as its sales representative for the Weima Products in the Territory. Prior to the giving of notice by either party that this agreement is to be terminated or the breach of any provision of this Agreement by the Representative, Weima will not appoint any other manufacturer's representative located in the
          Territory for the Weima Products listed on Schedule A.

     2.2  The Representative acknowledges that neither the Agreement nor the relationship of the parties shall in any way create a partnership, joint venture or joint enterprise between Weima and the
          Representative, and that neither the Representative nor any of the
          Representative's employees are to be considered employees of Weima.
          The Representative shall have no authority to obligate or act for
          Weima in any way except as specified herein and the Representative shall not hold itself out as having the power or authority to bind or act for Weima.

April 8, 2004, Page 3 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

     2.3  Weima shall not be liable for any personal injury or property damage caused by or resulting from any act of the Representative, its employees or agents, and the Representative shall indemnify and hold
          Weima harmless from and against any liabilities, damages, costs, and expenses, including reasonable attorneys' fees, incurred as a result of any claims arising from acts or omissions by the Representative, its employees or agents.

3.0  OBLIGATIONS OF THE REPRESENTATIVE

     3.1  The Representative shall maintain an office within the Territory that is opened and staffed during regular business hours, a sales and administrative organization and a communications system (including telephone, facsimile and computer with an email box). Weima shall have no responsibility for providing or paying any part of the
          Representative's office, operating, or other expenses of any kind.

     3.2  The Representative shall diligently promote, develop, and bring about the sales of Weima Products in the Territory.

     3.3  The Representative shall submit to Weima the following reports in the form requested by Weima:

          (a)  A report listing and giving the status of all active projects and a brief summary of business conditions, sales promotion
               activities and project activities, customer demands, customer acceptance and competition relative to Weima within the Territory on the first day of each month.

          (b)  A summary of the reasons for the loss of any orders for Weima
               Products as and when any quoted order is awarded to a competitor of Weima.

          (c)  A report on all conventions, shows and meetings attended including personnel contacted.

     3.4  The Representative will cooperate with visits to the Territory by employees or representatives of Weima for the purpose of consulting and cooperating with the Representative in furtherance of the business of Weima.

     3.5  The Representative shall comply with all Weima corporate, operational and pricing policies as now exist or are hereafter established by
          Weima.

     3.6  Whenever the Representative develops or receives a request from a customer for a proposal for a Weima Product, the Representative shall promptly advise Weima and provide all the details concerning the request. If Weima elects, in its sole discretion, to pursue such proposal, Weima shall prepare a proposal and submit it to the customer with a copy to the Representative.

April 8, 2004, Page 4 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

     3.7  The Representative shall not, during the term of this Agreement, manufacture, represent, offer, sell, or attempt to sell any products or services of any person, firm or corporation that are considered by
          Weima to be competitive with any Weima Product.

     3.8  The Representative shall maintain in good condition all sales manuals, photos, models and other materials supplied to it by Weima. All such materials shall be returned to Weima upon Weima's request and the
          Representative shall keep no copies or extracts thereof.

     3.9  In addition to the foregoing, the Representative shall:

          (a)  Follow up all inquiries relating to Weima Products.

          (b)  At Weima's request, give all reasonable advertising assistance, check mailing lists, assist Weima in securing credit information on accounts in the Territory, render assistance in the collection of delinquent accounts in the Territory, and render other
               assistance as requested by Weima.

          (c)  At Weima's request, secure photographs of installations, assist with field or laboratory tests and render sales assistance outside the Territory.

          (d)  At Weima's request, attend all reasonable trade conventions, equipment shows and meetings held within the Territory at which
               Weima Product sales may be promoted, and attend such gatherings held outside the Territory as are requested by Weima.

4.0  COMMISSION/RESALE DISCOUNT

     4.1  During the term of this Agreement, Weima shall pay to the
          Representative a commission on the Net Invoice Amount or provide a resale discount on the list price of any invoice sent by Weima for orders for Weima Products obtained by the Representative in the
          Territory during the term and in accordance with the terms of this
          Agreement (the "Commission/Resale Discount"); provided that, no
          Commission shall be due to the Representative for any order for parts or conversions of in service units. The Commission shall be computed by multiplying (a) the applicable commission rate set forth in
          Schedule C attached hereto, (each a "Commission Rate", and collectively, the "Commission Rates"), subject to adjustment or proration in the manner described in Paragraph 4.5 hereof, by (b) such
          Net Invoice Amount. Weima shall have the right to change the schedule of Commission/Resale Discount Rates at any time upon thirty (30) days written notice to the Representative. Unless otherwise provided by
          Weima, any such changes to the Commission/Resale Discount Rates shall apply to shipments made by Weima after the effective date of such notice, regardless of the Commission/Resale Discount Rate in effect on the date the Representative submits the proposal. No Commission shall be due with respect to orders obtained or sales made on the Net
          Invoice Amount of any invoice sent by Weima during or after the term of this Agreement, expect as expressly set forth above.

April 8, 2004, Page 5 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

     *4.2 No commission shall be paid for any order for parts or service through
          Weima's Parts and Service Departments. A Resale Discount of for parts will be applied to orders from the Representative.

     4.3  If this agreement is terminated by Weima pursuant to Paragraph 7.1 (d)
          below, the Commission shall be deemed not earned and shall not be payable until the Representative has complied with Paragraph 6.3 hereof. No Commission shall be due with respect to the Net Invoice
          Amount of any invoice for Weima Products sent after the termination of this Agreement if this Agreement is terminated for any reason other than as set forth in Paragraph 7.1 (d) below.

     4.4  Subject to Paragraph 4.3 above, Commission shall be computed and paid by Weima to the Representative on or before the last working day of the month following the month in which full payment for the order is received by Weima. Weima shall keep records showing its invoiced billings and Net Invoice Amount and the computation of Commissions earned by the Representative. Such records will be open to inspection during normal business hours upon reasonable notice, but not more frequently than once each year, and only by an independent auditor selected by the Representative.

     4.5  Weima reserves the right, in its sole discretion, to allocate
          Commissions based upon sales effort by the Representative and other representatives in those instances where the sale of Weima Products is obtained or services are required by more than one representative of
          Weima, or reduce the Commissions in instances where the sales effort was conducted by Weima Sales Personnel.

     4.6  When a Commission is paid by Weima to the Representative on the Net
          Invoice Amount of an invoice for Weima Products shipped and the Weima
          Products are subsequently returned by customer for credit, the
          Commission on such a sale may be cancelled by Weima and, at Weima's option, Weima may demand a refund of the Commissions paid or deduct the said amount from subsequent Commissions due to the Representative.
          Upon any such demand, the Representative shall promptly pay such
          Commission to Weima.

5.0  OBLIGATIONS OF WEIMA

     5.1  Weima may, at its sole election, but is not required to, arrange to conduct periodic sales and product training conferences either at its main office or at another location. If Weima conducts a conference, the Representative shall attend at least one such conference per year at its own expense.

     5.2  Weima may, but is not required to, participate in selected trade shows and industrial exhibitions to assist in the promotion of Weima
          Products. If the Representative attends such exhibits, it will be at the Representative's own expense.

     *    CONFIDENTIAL TREATMENT REQUESTED

April 8, 2004, Page 6 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

     5.3  Weima will furnish the Representative with reasonable quantities of pamphlets, brochures, and other data describing Weima Products and applications for distribution to customers, together with other sales aid materials. Weima may, but is not required to, make sales and technical personnel available to confer with selected customers to assist such customers in becoming familiar with Weima Products. Weima may, but is not required to, develop an ongoing advertising sales promotion program to assist and supplement the efforts and activities of the Representative.

     5.4  Weima shall advise the Representative promptly of all written inquiries regarding Weima Products that Weima receives from potential customers or other Weima representatives located in the Territory.

6.0  CONFIDENTIAL INFORMATION AND INVENTIONS

     6.1  In the course of performing its obligations under this Agreement, the
          Representative will become acquainted with certain information concerning Weima Products and the technology and business affairs of
          Weima that is the confidential property of Weima. Unless such information is properly in the public domain without the disclosure by the Representative, all information concerning Weima Products and the technology, and business affairs of Weima is hereby acknowledged by the Representative to be confidential. The Representative shall not, either during the term of this Agreement or any time thereafter, except upon written authorization from an office of Weima, use or publish or disclose to any firm, corporation, or person any such confidential information. The Representative shall take all reasonable precautions to prevent the use or disclosure of any such confidential information by any of its employees.

     6.2  The Representative hereby assigns to Weima all the right, title, and interest in and to any and all inventions, improvements and developments conceived by the Representative or their employees at any time during or after the term of this Agreement that relate to the business or products of Weima and that might arise out of their services as a representative of Weima.

     6.3  If this Agreement is terminated for any reason, all technical data, catalogues, price lists, sales material and all other written material incorporating or containing confidential information supplied by Weima or Weima Products or the technology or business affairs of Weima shall be returned to Weima within 15 days of the date of such termination and the Representative shall not retain any copy or extract therof.

7.0  TERMINATION OF THIS AGREEMENT

     7.1  This Agreement shall terminate upon the occurrence of any of the following events:

April 8, 2004, Page 7 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

          (a)  The filing of an action by or against either party under the
               United States Bankruptcy Code or similar state insolvency law.

          (b)  The election by the non-defaulting party after the default by the other party in its obligations under this Agreement and such default continues for a period of thirty (30) days after written notification of such default by the non-defaulting party.

          (c)  The conduct by either party of any action that is illegal or unlawful.

          (d)  The expiration of 30 days following notice by one party to the other party that this Agreement is to be terminated, which notice may be given at the sole election of either party without cause or any reason.

8.0  GENERAL PROVISIONS

     8.1  This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof and such prior agreements, if any, are hereby terminated as of the Effective Date of this Agreement.

     8.2  This Agreement shall be governed by the laws of the State of South
          Carolina, USA. The Representative hereby irrevocably consents and submits to the jurisdiction of the courts located within the State of
          South Carolina and the Representative hereby waives its rights and protections under any law, statute or regulation that would prevent or impede its submission to the personal jurisdiction of said courts. The
          Representative hereby consents to service of process by means of certified mail or other recognized means of service of process for the commencement of any action of proceeding between the parties. Any such service by certified mail shall be deemed effective when a notice is deposited in the United States mail to the address of the
          Representative set forth above and shall not require acknowledgement or actual receipt of such notice by the Representative.

     8.3  Weima shall not be liable for failure to make deliveries on any orders obtained by the Representative or its employees for any reason whatsoever.

     8.4  The Representative will not use, or allow the use by others of the
          Weima name or any other trademark or trademarks utilized by Weima
          Products in any public listing, advertising or for any other purpose without the prior written approval of Weima.

     8.5  Any notice provided by this Agreement shall be presumed made by depositing such notice with the official Postal Service addressed to the other party at the address given herein or such other address as the parties hereto may designate from time to time to the other party.

April 8, 2004, Page 8 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

9.0  INDEMNITY

     9.1  Weima represents and warrants that the sales of Weima products do not infringe on the patents or trademarks of any third parties. Weima agrees to indemnify Representative against and hold it harmless from claims or damages that result from a breach of such representation or warranty.

     9.2  Each Party shall save the other harmless from and against and shall indemnify the other from any liability, loss, cost, expenses or damages howsoever caused by reason of any injury (whether to body, property or personal or business character or reputation) sustained by any person or to any person or to property by reason or any act, neglect, default or omission of it or any of its agents, employees or other Representatives.

     9.3  Weima shall save Representative harmless from and indemnify
          Representative for all liability, loss, expenses or damages howsoever cause by reason of any products (whether or not defective) or any act or omission of Weima, including but not limited to any injury (whether to body, property, or personal or business character or reputation)
          sustained by any person or to any person or to property, and for infringement of any patent rights or other rights of third parties, and for any violation of municipal, state or federal laws or regulations governing the Products of their sale, which may result from the sale distribution of the Products by the Representative hereunder.

10.0 ASSIGNMENT

     10.1 This Agreement is not assignable by the Representative without the prior written consent of Weima.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

                                        WEIMA AMERICA, INCORPORATED

ATTEST: _____________________________   By:
                                           -------------------------------------
                                           Hartmut Bendfeldt, President

                                        Date: __________________________

                                        Aduromed Corp.

ATTEST/WITNESS:______________________   By:
                                            ------------------------------------
                                        Title: _________________________________
                                        Date: __________________________________

April 8, 2004, Page 9 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

                             SCHEDULE A, PAGE 1 OF 1

                 WEIMA PRODUCTS COVERED BY THIS AGREEMENT WEIMA

           Four Shaft (ZMK) Shredders with Quick change screen system

                                        WEIMA AMERICA, INCORPORATED

                                        By:
                                            ------------------------------------
                                        Hartmut Bendfeldt, President

                                        Aduromed Corp.

                                        By:
                                            ------------------------------------
                                        Title: _________________________________

Effective Date: April 8, 2004

                                                                      Schedule A

April 8, 2004, Page 10 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

                             SCHEDULE B, PAGE 1 OF 1

                     ASSIGNED TERRITORY BY STATE AND COUNTY

                            United States of America

                           Exclusive ASSIGNED MARKETS

                             -Medical Waste Systems

     -Confidential Document destruction related to the Medical Waste System

                                        WEIMA AMERICA, INCORPORATED

                                        By:
                                            ------------------------------------
                                               Hartmut Bendfeldt, President

                                        Aduromed Corp.

                                        By:
                                            ------------------------------------
                                        Title: _________________________________

Effective Date: April 8, 2004

                                                                      Schedule B

April 8, 2004, Page 11 of 11

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION

                                                   [weima(R) America, Inc. LOGO]

                             SCHEDULE C, PAGE 1 OF 1
                              COMPENSATION SCHEDULE

A.   Commission/Resale Discounts for new unit machine orders, manufactured by
     Weima, will be computed using the table A.1

     *A.1 Commission based on Net Invoice Amount and Resale Discount Schedule based on WEIMA America, Inc list prices

                              Commission   Resale Discount

          0 - $50,000
          $50,001-$100,000
          100,001 and above

          The Commission and Resale Discount Schedule are based on no more than a discount from the original quotation price. Additional discounts to the customer will be split 50/50 between Weima and the representative to a bottom commission of or a bottom resale discount of of the total sale to the Representative.

     *A.2 A commission will be paid on all "resale" items (i.e. magnets, dumping devices, metal detectors) sold with the new machine.

B.   All commissions will be computed on the net amount, i.e. total less freight, boxing, erection, supervision, special engineering, royalties, etc.

C.   Commission/Resale Discounts will be computed on the entire machine order in cases where there are several machines on the same order.

D.   Weima reserves the right to negotiate a reduced commission/Resale Discount with the Representative, when discounting is required to obtain an order.

E.   Cancellation charges on orders where cancellation is accepted by Weima shall, in every case, be determined solely by Weima and no commission will be paid for cancellation charges collected.

                                        WEIMA AMERICA, INCORPORATED

                                        By:
                                            ------------------------------------
                                            Hartmut Bendfeldt, President

                                            Aduromed Corp.

                                        By:
                                            ------------------------------------

                                        Title: _________________________________

Effective Date: April 8, 2004

*    CONFIDENTIAL TREATMENT REQUESTED                                 Schedule C

3678 Centre Circle            info@weimaamerica.com          Phone: 803-802-7170
Fort Mill, SC 29715           www.weimaamerica.com           Fax:   803-802-7098

                     ADVANCED TECHNOLOGY FOR SIZE REDUCTION